EXHIBIT 21.1

Kraft Foods Group, Inc.

List of Subsidiaries

The following entities will be subsidiaries of Kraft Foods Group, Inc. upon completion of the Internal Reorganization described in the Information Statement.

Company Name	Jurisdiction of Incorporation
Battery Properties, Inc.	Delaware
Boca Foods Company	Delaware
Branded Restaurant Group Inc.	Delaware
Capri Sun, Inc.	Delaware
Churny Company, Inc.	Delaware
Claussen Pickle Co.	Delaware
Garland BBQ Company	Delaware
Group Brands LLC	Delaware
Kohrs Packing Company	Delaware
KPC Foods, Inc.	Delaware
Kraft Canada Inc.	Canada
Kraft Food Ingredients Corp.	Delaware
Kraft Foods Bakery Companies, Inc.	Delaware
Kraft Foods Group Brands LLC	Delaware
Kraft Foods Group Exports LLC	Puerto Rico
Kraft Foods Group Holdings BV	Netherlands
Kraft Foods Group Holdings CV	Netherlands
Kraft Foods Group Holdings LLC	Delaware
Kraft Foods Group International Holdings LLC	Delaware
Kraft Foods Group Puerto Rico LLC	Puerto Rico
Kraft, Inc.	Delaware
Kraft New Services, Inc.	Delaware
Kraft Pizza Company	Delaware
OMFC Service Company	Delaware
Phenix Leasing Corporation	Delaware
Phenix Management Corporation	Delaware
Pollio Italian Cheese Company	Delaware
Seven Seas Foods, Inc.	Delaware
Tassimo Corporation	Delaware
The Knox Company	New Jersey
The Yuban Coffee Company	Delaware
Vict. Th. Engwall & Co., Inc.	Delaware